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                                                                    EXHIBIT 23.3


                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements No. 333-60763, 333-80317, 333-87673, 333-93457, 333-33170, 333-41110, and 333-49158
on Forms S-8 and Registration Statement No. 333-90903 on Form S-3 of Broadcom Corporation of our report dated October 24, 2000, relating to the financial statements of NewPort Communications, Inc. as of December 31, 1998 and 1999 and for each of the three years in the period ended December 31, 1999, appearing in this Current Report on Form 8-K/A of Broadcom Corporation.


/s/ Deloitte & Touche LLP

Costa Mesa, California
November 10, 2000